EXHIBIT 10.5.5
AMENDMENT NO. 4 TO
SUPPLEMENTAL PROFIT SHARING PLAN FOR EMPLOYEES OF
TRINITY INDUSTRIES, INC. AND CERTAIN AFFILIATES AS
RESTATED EFFECTIVE JANUARY 1, 2000
     WHEREAS, TRINITY INDUSTRIES, INC., a Delaware corporation (the “Company”), has heretofore adopted the SUPPLEMENTAL PROFIT SHARING PLAN FOR EMPLOYEES OF TRINITY INDUSTRIES, INC. AND CERTAIN AFFILIATES AS RESTATED EFFECTIVE JANUARY 1, 2000 (“the Plan”) for the benefit of certain executive and managerial employees; and
     WHEREAS, pursuant to those provisions of the Plan permitting the Company to amend the Plan from time to time, the Company desires to amend the Plan in certain respects as hereinafter provided;
     NOW THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2005:
1. The last paragraph of Section 6.02(a) of the Plan is hereby amended, as underlined, to be and read as follows:
     “(a) ***
Any election pursuant to this paragraph (a) must be made prior to the date on which such Employee’s Participation hereunder first commences, with all payments to be made in the form of a lump sum in the absence of a timely election and, except as expressly provided otherwise in this Plan, shall be irrevocable; provided, however, that a Participant may change such election once during any Year, with the new election to be effective for a distribution arising from termination of employment of the Participant only if such distribution is to be made or commence for more than twelve (12) months after the date of the new election. The Administrator shall permit all Participants participating in the Plan in 2005, to make a distribution election on or before December 31, 2005. and if a Participant files a modified distribution election on or before such date, such election shall be treated as if it had been made at the time of the initial deferral election; such an election will not be treated as a change in the form of a payment under Section 409A(a)(4) of the Code or an acceleration of a payment under Section 409A(a)(3) of the Code but such election is effective only if the distribution is to be made or commence more than twelve (12) months after the date of the new election. The Committee shall, as of the last day of the calendar quarter within which the Participant terminates employment, certify to the Trustee or the Treasurer of the Employer, as applicable, the method of payment selected by the Participant”
2. Article VI of the Plan is hereby amended by adding at the end thereof the following new Section 6.09:
“6.09 Election to Terminate or Cancel Contributions
Effective January 1, 2005, a Participant may make a one-time election to cancel deferrals credited to the Plan by the Employer on behalf of the Participant for Plan Years ending on or before December 31, 2004. Such election shall be made in a manner that is approved by the Committee and communicated to Participants and shall be subject to the following:
(a)	Applicability. An election made under this Section shall be effective with respect to all vested amounts credited to the Participant’s Accounts for all Plan Years of participation ending on or prior to December 31, 2004. A partial cancellation shall not be permitted. An election made under this Section specifically shall not affect contributions made on behalf of the Participant for any Plan Year ending on or after December 31, 2005.

(b)	Revocation, Alteration, and Expiration. A Participant may not revoke, modify, or otherwise alter an election made under this Section. The ability to make an election under this Section shall expire on December 31, 2005.

(c)	Distribution. Upon making an election under this Section, all vested amounts credited to the Participant’s Accounts as of December 31, 2004, and accumulated earnings on such amounts shall be distributed as soon as administratively feasible.

(d)	Tax Consequences. By making an election under this Section, the Participant acknowledges that the full amount subject to his or her election will be included in his or her taxable income for his or her taxable year ending on December 31, 2005.

(e)	Compliance with Code Section 409A. This Section is intended to be administered in good faith compliance with the provisions of Internal Revenue Code Section 409A, any regulations issued thereunder, and Internal Revenue Service Notice 2005-1, This Section may be amended or otherwise modified only to the extent that such amendment or modification complies with Code Section 409A.”

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on behalf of this _____ day of December, 2005, effective as of January 1, 2005.

TRINITY INDUSTRIES, INC.

By:	/s/ Timothy R. Wallace

Title:

ATTEST:

/s/ Michael G. Fortado

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     This instrument was acknowledged before me on the 22 day of December, 2005, by Timothy R. Wallace of TRINITY INDUSTRIES, INC., a Delaware corporation, on behalf of said corporation,

/s/ Marsha L. Buchanan

Notary Public in and for the
State of Texas

My Commission Expires:

07/29/2007

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